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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-45085, 33-58906, 33-83760, ,33-90842, 333-4064, ,333-23973,
333-52379, and 333-74645 and Form S-3 No. 333-24183) of our report dated October 22, 1999, with respect to the consolidated financial statements and schedule of Read-Rite Corporation included in the Annual Report (Form 10-K) for the year ended September 30, 1999.


                                       /s/ ERNST & YOUNG LLP

San Jose, California
January 10, 2000, except
for the sixth paragraph of
Note 1, as to which the date
is December 29, 1999